Exhibit 99.3

1 Fountain Square
Chattanooga, TN 37402
www.unum.com

news	FOR IMMEDIATE RELEASE

Contacts
	INVESTORS	Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

	MEDIA	Jim Sabourin 423 294 6300

Unum Group Announces Securitization of its Individual Income Protection – Closed Block Segment

CHATTANOOGA, Tenn. (October 31, 2007) – Unum Group (NYSE: UNM) announced today the completion of a securitization of its closed block of individual income protection insurance. The Company, through its subsidiary Northwind Holdings, LLC (Northwind Holdings), a newly formed Delaware limited liability company, issued $800 million of floating rate insured notes due December 1, 2037. The notes will carry a coupon of three month LIBOR plus a spread of 78 basis points. The notes are guaranteed by MBIA Insurance Company with respect to both interest and principal payment and are considered non-recourse to Unum Group. Goldman Sachs and JPMorgan were structuring agents.

Thomas R. Watjen, President and Chief Executive Officer, stated, “The Northwind transaction is another important step in our ongoing efforts, which began in 2004, to improve the returns associated with our Individual Income Protection – Closed Block business. This securitization creates a more efficient, market-validated capitalization for this business and creates capital which can be directed to other uses. The redeployment of excess capital from on-going operations and this transaction will benefit our policyholders, shareholders, and creditors.”

Based on MBIA’s financial guarantee, the notes will carry Aaa/AAA/AAA/aaa ratings from Moody’s Investors Service, Standard & Poor’s Corporation, Fitch Ratings and A. M. Best Company, respectively.

The Northwind transaction includes the intercompany reinsurance of approximately $11.1 billion of statutory reserves from Provident Life and Accident Insurance Company, Unum Life Insurance Company of America, and The Paul Revere Life Insurance Company, representing approximately 95 percent of Unum’s Individual Income Protection – Closed Block segment, to Northwind Reinsurance Company (Northwind Re), a newly formed Vermont domiciled special purpose financial captive insurance company owned by Northwind Holdings. With the risk transfer to Northwind Re, the three ceding insurers will be able to release excess statutory capital previously supporting this reinsured closed block business. The excess capital will be transferred to Unum Group from the ceding companies through extraordinary dividends which have been approved by regulatory authorities in the applicable domestic states.

Robert C. Greving, Executive Vice President, Chief Financial Officer and Chief Actuary, stated, “This more efficient capital structure allows Unum to continue to fully support the risk profile of our business while we use excess capital to invest in our ongoing, core operations. We have formalized our capital management strategy (described below), and our capital redeployment plans will focus on strengthening the capital position of our businesses, managing our leverage position, initiating a common stock repurchase program, and maintaining a strong level of holding company liquidity. Fully implemented, the redeployment of capital is expected to improve the Company’s return on equity by approximately 70 basis points and enhance earnings per share growth potential.”

As a result of the build-up of excess capital from improved operating trends and in anticipation of the Northwind transaction, the Company recently formalized its capital management goals and objectives. The first priority is to maintain sufficient financial flexibility to support its operations over various economic cycles and to respond to opportunities in the marketplace while positioning the Company for improvements in its credit ratings. It has set in place several financial targets which will guide its capital management decisions including:

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Maintain a risk based capital ratio of 300 percent or greater for its traditional U.S. insurance companies. This is to be measured on a weighted-average basis using the NAIC Company Action Level formula.

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Maintain leverage at approximately 25 percent. Leverage will be measured as debt to total capital (defined as debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges) excluding the non-recourse debt and associated equity of Tailwind Holdings and Northwind Holdings.

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Maintain excess capital at its holding companies sufficient to cover one year of fixed charges (measured as interest expense plus common stock dividends) plus a capital fund which will vary with business and economic conditions.

•	Maintain a common stock dividend yield that is near the median of its peer companies.

The Company considers any capital above that needed to achieve and maintain these metrics to be excess capital available to fund share repurchases, business growth, or acquisitions. The goal in allocating excess capital is to maximize risk-adjusted shareholder returns over a three to five year time period, with share repurchase used as the benchmark for evaluating uses for excess capital.

Consistent with this capital management philosophy, the Company is announcing the primary components of its capital redeployment plan which it expects to execute over the next year, including:

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Retaining sufficient capital in the Company’s primary insurance subsidiaries to establish a risk based capital ratio of approximately 320 percent in the short term, which is above the Company’s stated long-term objective of 300 percent.

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Reducing corporate debt of Unum Group by $800 million, to maintain a leverage ratio of approximately 25 percent. The debt reduction is expected to be completed in the second quarter of 2008 and includes the retirement of the $150.0 million of senior notes which occurred in February 2007, a debt tender offer of up to $400.0 million to be commenced in the fourth quarter of 2007, a fourth quarter of 2007 bond call of $150.0 million, and other miscellaneous reductions totaling approximately $100.0 million.

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Maintaining at least $300 million in holding company liquidity, reflecting the Company’s goal of holding one times its annual fixed charges and a capital cushion which will vary over time. For the nine months ended September 30, 2007, the Company’s interest expense was $134.3 million and dividends to stockholders were $78.2 million. The timing of subsidiary dividends, debt reduction, and stock repurchase among other factors will affect the amount of holding company liquidity.

•	No change in the common stock dividend per share.

In addition, the Board of Unum Group has authorized the repurchase of up to $700 million of the Company’s common stock, which the Company anticipates initiating upon completion of the debt reduction program. The share repurchase program does not have an expiration date, and the pace of repurchase activity, if commenced, will depend upon various factors such as the level of available cash, alternative uses for cash, and our stock price. The authorization may be modified, extended or terminated by the Board at any time.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as our return on equity projection, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in our reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of our insurance company subsidiaries to pay dividends or extend credit to us and certain of our intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see our filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein.

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